News Release
INVESTOR AND MEDIA CONTACT:
George R. Kirkland
Senior Vice President and Treasurer
Phone: (229) 873-3830
investorinfo@sgfc.com


                             For Immediate Release

               Southwest Georgia Financial Corporation Announces
                             Management Additions

MOULTRIE, GEORGIA, January 6, 2011 -- Southwest Georgia Financial Corporation (NYSE Amex: SGB), a full service community bank holding company, today announced that Jeff Hanson has been appointed Executive Vice President of Southwest Georgia Bank. His previous banking experience includes 16 years with Park Avenue Bank in Valdosta, Georgia, where he most recently held the position of Valdosta Market President. Mr. Hanson holds a Bachelor's Degree in Business Administration from the University of Georgia. He is also a graduate of the American Bankers Association National Commercial Lending School at Southern Methodist University and the Georgia Bankers Association Georgia School of Banking at the University of Georgia. He joined Southwest Georgia Bank on December 17, 2010.

Mr. DeWitt Drew, President and CEO of Southwest Georgia Financial, commented, "Jeff brings a wealth of experience and new ideas to our Company and is a critical component to our success in the Valdosta market. He's a great addition to the team."

The Company also announced that Jud Moritz has been appointed Senior Vice President of Southwest Georgia Bank. His previous banking experience includes 5 1/2 years with Park Avenue Bank in Valdosta, Georgia, where he most recently held the position of Senior Vice President. He was also Vice President of Commercial Lending for Regions Bank for 5 years prior to joining Park Avenue Bank. Mr. Moritz holds a Bachelor of Science Degree in Forest Resources from the University of Georgia, and is currently enrolled in the Georgia Bankers Association Georgia School of Banking at the University of Georgia. He joined Southwest Georgia Bank on December 17, 2010.

Also joining Southwest Georgia Bank are Leanne Balanis and Patrick Brown.

Ms. Balanis has been appointed Assistant Vice President of Southwest Georgia Bank and will be the deposit and cash management specialist for the Company's Valdosta Banking Division. Her previous banking experience includes 12 years with Park Avenue Bank in Valdosta, Georgia, where she most recently held the position of Assistant Vice President of Deposit Relations. Ms. Balanis holds a Bachelor of Arts Degree in Psychology from Valdosta State University.

Patrick Brown has been appointed Assistant Vice President of Southwest Georgia Bank where he will be involved in commercial lending. His previous banking experience includes 5 years with Park Avenue Bank in Valdosta, Georgia, where he most recently held the position of Loan Manager. He was also previously a Loan Assistant for Regions Bank for 3 years in the Valdosta area. Mr. Brown holds a Bachelors Degree in Business Administration from Valdosta State University.

Ms. Balanis and Mr. Brown also joined Southwest Georgia Bank on December 17,
2010.

DeWitt Drew noted, "We are excited about the opportunities the Valdosta market holds for SGB. Jud, Leanne, and Patrick bring great talent and enthusiasm and will be critical to driving growth for our Company."

About Southwest Georgia Financial Corporation
Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $311 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Thomas County, Worth County, and Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, mortgage banking, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT
This news release contains certain brief forward-looking statements concerning the Company's outlook. The Company cautions that any forward-looking statements are summary in nature, involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The following factors, among others, could affect the Company's actual results and could cause actual results in the future to differ materially from those expressed or implied in any forward-looking statements included in this release: the ability of the bank to manage the interest rate environment, the success of reducing operating costs, overall economic conditions, customer preferences, the impact of competition, and the ability to execute its strategy for growth. Additional information regarding these risks and other factors that could cause the Company's actual results to differ materially from our expectations is contained in the Company's filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, Southwest Georgia Financial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.